T:\flh\series\NSAR77D.
For the fiscal period ended (s) 6/30/99
File number  811-03623

                         SUB-ITEM 77-J

                         EXHIBIT

           Revaluation of assets or restatement of capital share account

              THE PRUDENTIAL SERIES FUND, INC.

                   ARTICLES SUPPLEMENTARY
                             TO
                  ARTICLES OF INCORPORATION



       THE   PRUDENTIAL  SERIES  FUND,  INC.,   a   Maryland

corporation  having its principal office in this  State  c/o

Prentice  Hall  Corporate Services, 2  Hopkins  Plaza,  1300

Merchantile  Bank  and Trust Building,  Baltimore,  Maryland

21201 (hereinafter called the Corporation), hereby certifies to  the  State  Department of Assessments  and  Taxation  of

Maryland, that:



     FIRST:  The Board of Directors of the Corporation, at a

meeting duly convened and held on February 25, 1999, adopted

a   resolution  classifying  or  reclassifying  two  billion

(2,000,000,000) authorized shares of capital  stock  of  the

Corporation  of  the  par  value  of  $0.01  per  share   by

establishing two (2) new classes of capital stock designated as  Diversified Conservative Growth Portfolio Capital  Stock

and 20/20 Focus Portfolio Capital Stock and by allocating or reallocating  such  two billion shares  so  that  the  total

number  of  shares  of  authorized  capital  stock  of   the

Corporation shall be divided among the following classes  of capital stock, each class compromising the number of  shares and  having  the  designations, preferences, rights,  voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:




               CLASS                            NUMBER    OF
                                        SHARES
Money Market Portfolio Capital Stock        140,000,000
Diversified   Bond  Portfolio   Capital     140,000,000
Stock
Equity Portfolio Capital Stock              230,000,000
Flexible   Managed  Portfolio   Capital     350,000,000
Stock
Conservative Balanced Portfolio Capital     350,000,000
Stock
Zero Coupon Bond-2000 Portfolio Capital       15,000,000
Stock
Zero Coupon Bond-2005 Portfolio Capital       15,000,000
Stock
High Yield Bond Portfolio Capital Stock     135,000,000
Stock Index Portfolio Capital Stock         115,000,000
Equity Income Portfolio Capital Stock       130,000,000
Natural   Resources  Portfolio  Capital       35,000,000
Stock
Global Portfolio Capital Stock                60,000,000
Government  Income  Portfolio   Capital       60,000,000
Stock
Prudential  Jennison Portfolio  Capital       75,000,000
Stock
Small  Capitalization  Stock  Portfolio       50,000,000
Capital Stock
Diversified     Conservative     Growth       50,000,000
Portfolio Capital Stock
20/20 Focus Portfolio Capital Stock           50,000,000




The  holder of each share of stock of the Corporation  shall be  entitled  to  one  vote  for  each  full  share,  and  a

fractional  vote  for  each  fractional  share   of   stock,

irrespective of the class, then standing in his name on  the books of the Corporation.  On any matter submitted to a vote of  stockholders, all shares of the Corporation then  issued and  outstanding and entitled to vote shall be voted in  the aggregate  and  not by class except that (1) when  otherwise expressly  required by the Maryland General Corporation  Law or  the  Investment Company Act of 1940, as amended,  shares shall  be voted by individual class; (2) only shares of  the respective  portfolios  are  entitled  to  vote  on  matters

concerning   only   that  Portfolio;  and  (3)   fundamental

policies,  as  specified in the by-laws of the  Corporation,

may  be  changed,  with respect to any  Portfolio,  if  such change  is  approved  by a majority (as  defined  under  the

Investment Company Act of 1940) of the capital stock of such

Portfolio.


Each  class  of  stock  of the Corporation  shall  have  the following  powers, preferences or other special rights,  and the  qualifications,  restrictions, and limitations  thereof shall be as follows:


  (1)  The shares of each class, when issued, will be  fully paid  and  nonassessable,  have no  preference,  preemptive,

conversion, exchange, or similar rights, except as set forth in (2) below, and will be freely transferable.


(2)  The  consideration received by the Corporation for  the sales  of  capital stock shall become part of the assets  of the  Portfolio  to  which the capital  stock  of  the  class

relates.   Each  share of the capital stock  of  each  class

shall  have  a  pro  rata interest  in  the  assets  of  the

Portfolio  to which the capital stock of that class  relates and  shall  have  no  interest in the assets  of  any  other

Portfolio.


(3) The Board of Directors may from time to time declare and pay  dividends or distributions, in stock or in case, on any or  all  classes of stock, the amount of such dividends  and distributions  and the payment of them being wholly  in  the discretion of the Board of Directors.


(i)  Dividends or distributions on shares of  any  class  of stock  shall  be  paid only out of earned surplus  or  other lawfully available assets belonging to such class


(ii)  Inasmuch as one goal of the Corporation is to  qualify as  a  "regulated  investment company"  under  the  Internal

Revenue  Code  of  1986, as amended,  or  any  successor  or comparable  statute  thereto,  and  Regulations  promulgated thereunder,  and inasmuch as the computation of  net  income and gains  for Federal income tax purposes may vary from the computation  thereof  on the books of the  Corporation,  the

Board of Directors shall have the power in its discretion to distribute  in  any  fiscal years  as  dividends,  including dividends  designated in whole or in part as  capital  gains distributions,  amounts sufficient in  the  opinion  of  the

Board of Directors, to enable the Corporation to qualify  as a  regulated  investment company and to avoid liability  for the  Corporation for Federal income tax in respect  of  that

year.   In  furtherance,  and  not  in  limitation  of   the

foregoing,  in the event that a class of shares  has  a  net capital loss for a fiscal year, and to the extent that a net capital  loss  for a fiscal year offsets net  capital  gains from  one  or  more of the other classes the  amount  to  be deemed for distribution to the class or classes with the net capital gain may be reduced by the amount offset.


(4)  The  assets  belonging to any class of stock  shall  be charged  with the liabilities in respect to such class,  and shall  also  be  charged with their  share  of  the  general liabilities  of the Corporation in proportion to  the  asset values of the respective classes.  The determination of  the

Board  of Directors shall be conclusive as to the amount  of liabilities  or  the  amount of any general  assets  of  the

Corporation,  as to whether such liabilities or  assets  are allocable  to one or more classes, and as to the  allocation of  such  liabilities or assets to a given  class  or  among several classes.


(5)  With the approval of a majority of the stockholders  of each of the affected classes of capital stock, the Board  of

Directors  may transfer the assets of any Portfolio  to  any

other  Portfolio.   Upon  such a transfer,  the  Corporation

shall  issue shares of capital stock representing  interests in  the  Portfolio to which the assets were  transferred  in exchange  for  all  shares  of  capital  stock  representing interests  in  the  Portfolio from  which  the  assets  were

transferred.   Such  shares  shall  be  exchanged  at  their

respective net asset values.



     SECOND:  The shares aforesaid have been duly classified

or  reclassified  by  the  Board of  Directors  pursuant  to authority  and power contained in Article V of the  Articles of Incorporation of the Corporation.



      IN  WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND,  INC.

has  caused these presents to be signed in its name  and  on its  behalf  by its President and its corporate seal  to  be hereunto  affixed and attested by its Secretary, on February

25, 1999.


                              THE  PRUDENTIAL  SERIES  FUND,
INC.


                              By:
                                   Michael Caulfield
                                   President


Attest:


Caren Cunningham
Secretary

      THE UNDERSIGNED, President of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                              Michael Caulfield

              THE PRUDENTIAL SERIES FUND, INC.

                   ARTICLES SUPPLEMENTARY
                             TO
                  ARTICLES OF INCORPORATION


       THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporate Services, 2 Hopkins Plaza, 1300 Merchantile Bank and Trust Building, Baltimore, Maryland 21201 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST, the Corporation is registered as an open-end company under the Investment Company Act of 1940, as
amended,   and   has   authority  to   issue   two   billion
(2,000,000,000) shares of capital stock, par value $0.01 per share, which currently are divided among the following classes of capital stock (each, a "Series"):
                                  NUMBER OF
            SERIES                   SHARES         PAR
                                                  VALUE
Money Market Portfolio Capital  140,000,000  $1,400,000
Stock
Diversified Bond Portfolio      140,000,000  $1,400,000
Capital Stock
Equity Portfolio Capital Stock  230,000,000  $2,300,000
Flexible Managed Portfolio      350,000,000  $3,500,000
Capital Stock
Conservative Balanced Portfolio 350,000,000  $3,500,000
Capital Stock
Zero Coupon Bond-2000 Portfolio  15,000,000    $150,000
Capital Stock
Zero Coupon Bond-2005 Portfolio  15,000,000    $150,000
Capital Stock
High Yield Bond Portfolio       135,000,000  $1,350,000
Capital Stock
Stock Index Portfolio Capital   115,000,000  $1,150,000
Stock
Equity Income Portfolio Capital 130,000,000  $1,300,000
Stock
Natural Resources Portfolio      35,000,000    $350,000
Capital Stock
Global Portfolio Capital Stock   60,000,000    $600,000
Government Income Portfolio      60,000,000    $600,000
Capital Stock
Prudential Jennison Portfolio    75,000,000    $750,000
Capital Stock
Small Capitalization Stock       50,000,000    $500,000
Portfolio Capital Stock
Diversified Conservative Growth  50,000,000    $500,000
Portfolio Capital Stock
20/20 Focus Portfolio Capital    50,000,000    $500,000
Stock
Total                           2,000,000,0 $20,000,000
                                         00

      SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on May 28, 1999, adopted a resolution:

     (1) to increase by five hundred million (500,000,000) the number of shares of capital stock, par value $0.01 per share, that the Corporation has authority to issue, to a total of two billion five hundred million (2,500,000,000) shares;

     (2) to divide the shares of each Series into two classes (each, a "Class") and to designate all outstanding shares of each Series issued to The Prudential Insurance Company of America ("Prudential"), Prudential's affiliates or separate accounts of Prudential or its affiliates as "Class I" of its respective Series and to designate all outstanding shares of each Series issued to Great-West Life & Annuity Insurance Company ("Great-West"), Great-West's affiliates or separate accounts of Great-West or its affiliates as "Class II" of its respective Series; and

     (3) to classify or reclassify the two billion five hundred million (2,500,000,000) authorized shares of capital stock of the Corporation by allocating or reallocating such shares as follows:

                                   CLASS I           CLASS
                                   (number   PAR      II     PAR
             SERIES                  of     VALUE   (number VALUE
                                   shares)  (Class    of    (Clas
                                              I)    shares) s II)
Money  Market Portfolio  Capital 170,000,0 $1,700,0  5,000,0 $50,00
Stock                                   00      00       00     0
Diversified    Bond    Portfolio 170,000,0 $1,700,0  5,000,0 $50,00
Capital Stock                           00      00       00     0
Equity Portfolio Capital Stock   295,000,0 $2,950,0  5,000,0 $50,00
                                        00      00       00     0
Flexible    Managed    Portfolio 370,000,0 $3,700,0  5,000,0 $50,00
Capital Stock                           00      00       00     0
Conservative Balanced  Portfolio 370,000,0 $3,700,0  5,000,0 $50,00
Capital Stock                           00      00       00     0
Zero  Coupon Bond-2000 Portfolio 10,000,00 $100,000  5,000,0 $50,00
Capital Stock                            0               00     0
Zero  Coupon Bond-2005 Portfolio 10,000,00 $100,000  5,000,0 $50,00
Capital Stock                            0               00     0
High    Yield   Bond   Portfolio 195,000,0 $1,950,0  5,000,0 $50,00
Capital Stock                           00      00       00     0
Stock  Index  Portfolio  Capital 170,000,0 $1,700,0  5,000,0 $50,00
Stock                                   00      00       00     0
Equity  Income Portfolio Capital 170,000,0 $1,700,0  5,000,0 $50,00
Stock                                   00      00       00     0
Natural    Resources   Portfolio 30,000,00 $300,000  5,000,0 $50,00
Capital Stock                            0               00     0
Global Portfolio Capital Stock   70,000,00 $700,000  5,000,0 $50,00
                                         0               00     0
Government   Income    Portfolio 65,000,00 $650,000  5,000,0 $50,00
Capital Stock                            0               00     0
Prudential  Jennison   Portfolio 110,000,0 $1,100,0  5,000,0 $50,00
Capital Stock                           00      00       00     0
Small    Capitalization    Stock 70,000,00 $700,000  5,000,0 $50,00
Portfolio Capital Stock                  0               00     0
Diversified Conservative  Growth 70,000,00 $700,000  5,000,0 $50,00
Portfolio Capital Stock                  0               00     0
20/20  Focus  Portfolio  Capital 70,000,00 $700,000  5,000,0 $50,00
Stock                                    0               00     0
Total                            2,415,000 $24,150,  85,000, $850,0
                                      ,000     000      000    00

Total  Shares,  all  Series  and 2,500,000
Classes                               ,000
Total Par Value, all Series  and $25,000,0
Classes                                 00

All shares of each particular Class shall represent an equal proportionate interest in that Class, and each share of any particular Class shall be equal to each other share of that Class. Each share of Class I and Class II of each Series shall represent the same interest in the Series and have the same powers, rights, and preferences that shares of the Series currently have, except that:

     (i) expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular Class shall be borne solely by such Class;

     (ii)  the bearing of such expenses solely by shares  of
        each Class shall be appropriately reflected (in the manner determined by the Board of Directors) in the
        net   asset   value,  dividends,  distribution   and
        liquidation rights of the shares of such Class;
     (iii) the Class II stock shall be subject to a Rule 12b-1 distribution fee and an administration fee as determined by the Board of Directors from time to time;
     (iv) each Class shall exclusive voting rights on any matter submitted to shareholders that, in the judgment of the Board of Directors (which shall be conclusive), relates solely to its shareholders; and

     (v)each Class shall have separate voting rights on any matter submitted to shareholders in which, in the judgment of the Board of Directors (which shall be conclusive), the interests of one class differ from the interests of any other class.

     THIRD: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105 of the Corporations and Associations Article of the Annotated Code of Maryland.

      FOURTH: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in Article V of the Articles of Incorporation of the Corporation.

      IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunto affixed and attested by its Secretary, as of May 28, 1999.


                              THE  PRUDENTIAL  SERIES  FUND,
INC.


                              By: ________________________
                                   Name: John R. Strangfeld
                                   Title: Chairman
Attest:


Caren Cunningham
Secretary

       THE UNDERSIGNED, Chairman of the Board of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                              Name: John R. Strangfeld